Exhibit 10.2

LOAN AGREEMENT

THIS AGREEMENT dated for reference September 7, 2005

AMONG:

QUEST OIL CORPORATION. having business addresses of Suite 513 - 11215 Jasper Avenue, Edmonton, Alberta, Canada, T5K 0K5 (Tel : 817-462-4091, Fax : 800-868-0402, Email : info@questoil.com) and Suite 600 - 2000 East Lamar Blvd, Arlington, Texas, United States, 76006, (Tel : 817-462-4091, Fax : 800-868-0402, Email : info@questoil.com)

(the "Borrower")

OF THE FIRST PART

AND:
JOHN CHAN c/o Suite 600 - 666 Burrard Street, Vancouver B.C. V6C 2X8, Canada

(the "Lender")
OF THE SECOND PART

WHEREAS:

A.  The Borrower has requested and the Lender has agreed to provide the Borrower with a loan of CDN$100,000 on the terms and conditions set forth herein

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree with each other as follows:

1)    LOAN

a)	Subject to the terms and conditions hereof, the Lender will lend to the Borrower the principal amount of CDN$100,000 (the "Loan");

b)	The Borrower agrees to pay out of the proceeds of Loan:

i)	the sum of CDN$10,700 to John T. Martin in regard of consulting fees the Borrower agrees that it owes to John T. Martin;

ii)	the sum of CDN$850 to Fang and Associates, solicitors for the Lender, in regard of legal fees incurred by the Lender which the Borrower agrees to pay,

for a total of CDN$11,550 (the "Disbursements");

c)
Within the business day of that this Agreement has been executed by all parties, the Lender shall make available for pick up through its solicitors, Fang and Associates, a cheque for CDN$88,450, the net proceeds of the Loan less the Disbursements, provided that the Borrower delivers to such legal counsel, an executed copy of this Agreement, the promissory note attached as Schedule "A" to this Agreement, the order to pay in the form attached hereto as Schedule "B", the declaration of waiver of independent legal advice or the certificate of independent legal advice attached hereto as Schedule "C" and the fully executed directors' resolutions of the Borrower approving this Agreement (inclusive of all schedules);

d)
The Loan shall bear interest commencing from the date of advance, before and after default, before and after maturity and after judgment (with interest on the overdue interest at the same rate) at an annual rate equal to 10% not compounded and not in advance (the “Interest Rate”);

e)	All payments shall be applied first to reduction of interest to the date of payment and secondly in reduction of the principal;

f)	The principal balance of the Loan together with all accrued interest thereon shall be paid in full on or before Friday, October 28, 2005.

g)
All payments made by the Borrower to the Lender hereunder will be made to the Lender at 1736 East Hastings Street, Vancouver, BC, V5L 1S9 or at such other place as the Lender may advise the Borrower from time to time in writing;

h)
The Borrower shall have the right to prepay the principal balance of the Loan in whole or in part together with all accrued interest thereon and all other monies due hereunder without penalty or bonus at any time;

i)
The records of the Lender as to payment of the principal and interest or any part or parts thereof being in default or of any demand for payment having been made shall be prima facie proof of such default or such demand;

j)
At the sole option of the Lender, the principal balance of the Loan together with all accrued interest thereon and all other monies due hereunder shall become immediately due and payable upon the occurrence of any of the following events:

i)	if a default be made in:

(1)	payment to the Lender by the Borrower of the principal or interest or any part or parts thereof when due;

(2)	the performance of the Borrower of any of the terms or conditions of this Agreement; or

ii)	any execution, sequestration, extent or any other process of any court becomes enforceable against the Borrower; or

iii)	the Borrower sells, transfers, or other wise disposes of or deals with substantially all of the assets or undertaking of the Borrower without the prior written consent of the Lender; of

iv)	the Borrower ceases or demonstrates an intention to cease to carry on its business; or

v)
the Borrower makes an assignment for the benefit of its creditors or is declared bankrupt or makes an authorized assignment or a receiver is appointed under the Bankruptcy and Insolvency Act or a receiver or receiver-manager of all or any part of the property of the Borrower is appointed; or

vi)
without the prior written consent of the Lender, an order is made or an effective resolution is passed for winding up the Borrower, or there is a change in registered owners of the shares of the Borrower or a change in the persons having effective voting control of the Borrower or the Borrower enters into an amalgamation, a merger or other similar arrangements with any other person.

2)	COVENANTS OF THE BORROWER

The Borrower covenants to:

(a)	duly and punctually pay or cause to be paid to the Lender all amounts required to be paid to it pursuant to this Agreement in the manner set forth herein;

(b)	duly observe and perform each and all of its covenants and agreements as set forth in this Agreement;

(c)	at all times maintain its corporate existence and carry on and conduct its businesses in a proper and efficient manner and will keep or caused to be kept proper books of account;

3)    REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lender as follows, which representations and warranties shall survive the execution and delivery of this Agreement and all instruments and agreements delivered pursuant thereto, and the advance of the Loan:

a)	the Borrower has full power, authority, capacity and legal right to enter into and to perform this Agreement and all instruments and agreements delivered pursuant hereto;

b)	This Agreement have been approved by the directors of the Borrower;

c)	the Borrower is duly incorporated and is validly subsisting under the laws of the State of Nevada;

d)
there are no claims, actions, suits or proceedings pending or threatened against or affecting the Borrower at law or in equity which would result in any material adverse change in the business, operations, prospects, properties, assets or conditions, financial or otherwise, of the Borrower, or in the ability of the Borrower to perform its obligations under this Agreement or any agreement or instrument delivered pursuant hereto, and the Borrower is not aware of any existing grounds on which any claim might be made or any such action, suit or proceeding might be commenced with any reasonable likelihood of success;

e)
no person has any agreement, option, understanding or commitment, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, option or commitment for the purchase of any of the shares of the Borrower.

4)    DEFAULT

The Borrower shall be in default under this Agreement, unless waived in writing by the Lender, in any of the following events:

(a)	if the Borrower defaults in payment when due of the principal and interest owing under this Agreement;

(b)
if the Borrower defaults in the performance or observance of any other term, condition or covenant contained herein or in any other agreement between the Lender and the Borrower and such default is not remedied within five (5) days' notice from the Lender to the Borrower specifying such default;

(c)
if any representation, warranty or statement made in this Agreement, or any certificate or other document delivered to the Lender pursuant to this Agreement is untrue or incorrect in any material respect;

(d)
the Borrower declares itself to be insolvent or admits in writing its inability to pay its debts generally as they become due, or makes any assignment for the benefits of its creditors, is declared bankrupt, makes or files a notice of intention to make a proposal or otherwise takes advantage of provisions for relief under the Bankruptcy and Insolvency Act, the Companies Creditors' Arrangement Act or similar legislation in any jurisdiction, or makes an authorized assignment; or

(e)	a receiver, receiver and manager or receiver-manager of all or any part of the assets of the Borrower is appointed; or

(f)	an order is made or an effective resolution is passed for winding-up of the Borrower; or

(g)	the Borrower ceases or threatens to cease to carry on all or a substantial part of its business;

5)    GUARANTEE

a)	The Guarantor makes the following representations and warranties to the Lender which shall be true and correct in all respects as of the date hereof:

i)	the Guarantor is executing and delivering this Guarantee at the sole and exclusive request of the Borrower;

ii)
the Guarantor has derived or expects to derive an indirect financial and other advantage from each and every loan, advance or other extension of credit and from each and every extension, renewal, release of security or other indulgence or relinquishment of legal or equitable rights heretofore, now or hereafter made or granted by the Lender to the Borrower in connection with any of the Loan Indebtedness (as hereinafter defined);

iii)	the Guarantor has in no way whatsoever, directly or indirectly, sought, received or relied upon any representation or statement from or any agreement or undertaking with the Lender; and

iv)
the Guarantor has established means satisfactory to it of obtaining from the Borrower, independently of the Lender, on a continuing basis such additional or future financial and other information and copies of all agreements, instruments and other writings as he may deem appropriate or desirable concerning the Borrower.

b)
The Guarantor unconditionally, absolutely and irrevocably covenants and agrees to make to the Lender the full and punctual payment when due, whether at stated maturity, by reason of acceleration or demand or otherwise, any principal or interest owing now or at any time to the Lender (the "Loan Indebtedness").

c)
The Guarantor covenants and agrees with the Lender that the obligations and liabilities of the Guarantor hereunder shall be irrevocable and, so long as any of the Loan Indebtedness shall remain unpaid, shall continue and be of full force and effect.

6)    MISCELLANEOUS

a)
Each of the parties hereby covenants and agrees that at any time upon the request of the other party, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required for the better carrying out and performance of all the terms of this Agreement.

b)	The representations, warranties and covenants in this Agreement will survive any closing or advance of funds and, notwithstanding such closing or advances, will continue in full force and effect.

c)
Any notice required or permitted to be given or delivery required to be made to any party may be effectively given or delivered if it is delivered personally or by telecopy at the addresses or telephone numbers set out above or to such other address or telephone number as the party entitled to or receiving such notice may notify the other party as provided for herein. Delivery shall be deemed to have been received:

i)	the same day if given by personal service or if transmitted by fax; and

ii)	the fifth business day next following the day of posting if sent by regular post.

d)	This Agreement will be governed by and be construed in accordance with the laws of British Columbia.

e)
All matters in difference between the parties in relation to this Agreement shall be referred to the arbitration of a single arbitrator, if the parties agree upon one, otherwise to three arbitrators, one to be appointed by each party and a third to be chosen by the first two named before they enter upon the business of arbitration. The award and determination of the arbitrator or arbitrators or any two of the three arbitrators shall be binding upon the parties and their respective heirs, executors, administrators and assigns.

f)
This Agreement will be binding upon and enure to the benefit of the parties hereto and their respective heirs and executors and successors and assigns as the case may be. This Agreement may not be assigned without the prior written consent of the other party.

g)
This Agreement constitutes the entire agreement between the parties and supersedes all prior letters of intent, agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied. The recitals and any schedules form a part of and are incorporated by reference into this Agreement.

h)	No modification or amendment to this Agreement may be made unless agreed to by the parties thereto in writing.

i)
In the event any provision of this Agreement will be deemed invalid or void, in whole or in part, by any court of competent jurisdiction, the remaining terms and provisions will remain in full force and effect.

j)	Time is of the essence

k)
This Agreement may be executed in any number of counterparts with the same effect as if all parties to this Agreement had signed the same document and all counterparts will be construed together and will constitute one and the same instrument and any facsimile signature shall be taken as an original.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the day and year first above written.

QUEST OIL CORPORATION

Per: Authorized Signatory

JOHN CHAN

Schedule "A"

PROMISSORY NOTE

In consideration of one dollar, the receipt and sufficiency of which is hereby acknowledged, Quest Oil Corporation (the "Company") acknowledges the loan from John Chan of CDN$100,000 and the Company agrees that it shall pay on or before Friday, October 28, 2005 pay John Chan the sum of CDN$100,000 together with interest at the rate of 10% per annum, not compounded and not in advance.

Presentation for payment, notice of non-payment, protest and notice of protest of this note and guarantee are waived.

DATED ____________________

QUEST OIL CORPORATION

Per: Authorized Signatory

Schedule "B"

ORDER TO PAY

To:   Fang and Associates Barristers & Solicitors
     1925 - 700 West Georgia Street
     Vancouver, B.C.
     V7Y 1A1

You are hereby irrevocably authorized to pay out of the proceeds of a certain Loan from John Chan of $100,000, the following:

a)	the sum of CDN$10,700 to John T. Martin;
b)	the sum of CDN$850 to Fang and Associates, solicitors for the Lender; and
c)	the sum of CDN$88,450 to Quest Oil Corporation.

DATED September 7, 2005

QUEST OIL CORPORATION

Per: Authorized Signatory

Schedule "C"

DECLARATION OF WAIVER OF INDEPENDENT LEGAL ADVICE

DATE:    September 8, 2005

TO:      John Chan
      Fang and Associates Barristers & Solicitors

I HEREBY CERTIFY THAT:

1.	I have been recommended to seek independent legal advice with regard to the execution of:

(a)    Loan Agreement; and
(b)	all other documents and instruments necessary to give effect to the foregoing and obtain an independent legal advice certificate in the form attached hereto.
2.	I have had the opportunity to seek independent legal advice and I have decided without fear, threat, influence or compulsion that I will not avail myself of that opportunity.

I HEREBY ACKNOWLEDGE AND DECLARE that all statements made on this Certificate are true and correct.

Cameron King

Quest Oil Corporation

Authorized Signatory

CERTIFICATE OF INDEPENDENT LEGAL ADVICE

TO:    John Chan
   Fang and Associates Barristers & Solicitors

I HEREBY CERTIFY THAT:

1.    I have been consulted by Quest Oil Corporation and Cameron King as to the consequences which would incur by executing Loan Agreement (collectively, the "Instruments").

2.    Quest Oil Corporation and Cameron King consulted me alone and not in the presence of any of John Chan.

3.    I have explained the consequences of signing the Instruments and plainly before Quest Oil Corporation Cameron King and declared that he/she fully understood the nature and effect of the Instruments and he/she acknowledged that he/she is executing the Instruments freely and voluntarily on behalf of Quest Oil Corporation and Cameron King and without fear, threat, influence or compulsion of, from or by John Chan.

4.    He/She acknowledged that he/she and the board of directors understood the nature and effect of the Instruments and the liabilities that could arise hereunder.

5.    He/She acknowledged that he/she understood the nature and effect of the Instruments as it relates to any claim or rights Quest Oil Corporation and Cameron King may have and he/she acknowledged that he/she and the board of directors of Quest Oil Corporation and Cameron King understood the effect of such implications.

6.    He/She consulted me and I gave the above advice to him/her before he/she executed the Instruments on behalf of Quest Oil Corporation and Cameron King.

AND I FURTHER CERTIFY THAT I have given this advice to Quest Oil Corporation
Cameron King as solicitor for Quest Oil Corporation and Cameron King and without regard or consideration for the interest of John Chan.

DATED: September 8, 2005.

Solicitor

I HEREBY ACKNOWLEDGE AND DECLARE that all statements made on the foregoing Certificate are true and correct, and that (name of lawyer) was advising me as stated therein and was consulted by me as the solicitor for Quest Oil Corporation and Cameron King and that I, on behalf of Quest Oil Corporation and
Cameron King, received advice before executing the Instruments.

Cameron King

Quest Oil Corporation

Authorized Signatory

QUEST OIL CORPORATION

The undersigned, being all the directors of QUEST OIL CORPORATION (the "Company") hereby consent to and adopt the following resolutions effective September 7, 2005.

WHEREAS the Company has negotiated an agreement for a loan of CDN$100,000 on such terms and conditions in the form attached hereto (the "Agreement").

BE IT RESOLVED THAT:

1)
The negotiation, execution and delivery by any director or officer of the Company of the Agreement and any amendments thereto on such terms and conditions as are acceptable to the directors of the Company in their absolute discretion be and are hereby ratified and approved and any director or officer, be and is hereby authorized for and behalf the Company to execute under seal or otherwise all other instruments, documents, things and writings, and perform and do all such other acts and things as in their discretion they deem advisable for the purpose of giving effect to the Agreement.

2)	These resolutions may be signed in counterpart which taken together shall constitute one and the same instrument and any facsimile signature shall be taken as an original.

Cameron King

Dr. Jim Irwin

Joseph F. Wallen

Douglas Blackman